Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 20, 2018, two subsidiaries of Greif, Inc. (the “Company” and, together with its subsidiaries, “Greif” or “we”), Greif Packaging LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Buyer”), and Greif USA II LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer (“MergerSub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Paperboard Parent, Inc., a Delaware corporation (“Paperboard Parent” and, together with its subsidiaries, “Paperboard”), and Peach Representative LLC, a Delaware limited liability company, solely in its capacity as the sellers’ representative. The Merger Agreement provided that Buyer was to acquire Paperboard pursuant to a transaction in which MergerSub was to be merged with and into Paperboard Parent, with Paperboard Parent surviving the merger as the surviving corporation (the “Caraustar Acquisition”). On February 11, 2019, the Company completed the Caraustar Acquisition.

As a result of the Caraustar Acquisition, the Company acquired Caraustar Industries, Inc. (“Caraustar”), a wholly owned subsidiary of Paperboard Parent, for a total merger consideration of $1,862.3 million, which reflects the purchase price of $1,800.00 million and adjustments as set forth in the Merger Agreement. We refer to the closing date of the Caraustar Acquisition as the “Acquisition Closing Date.”

We financed the purchase price payable in connection with the Caraustar Acquisition with the proceeds from the sale of $500.0 million in unsecured senior notes issued by the Company on the Acquisition Closing Date (the “Notes”) and borrowings under the new senior secured credit facilities described below (the “New Senior Secured Credit Facilities”). In addition, a portion of the proceeds from the New Senior Secured Credit Facilities and the Notes was used to finance the redemption of the Company’s existing 7.75% senior unsecured notes due August 1, 2019 (the “2019 Senior Notes”).

On the Acquisition Closing Date, we amended and restated the credit agreement governing our existing senior secured credit facilities (our “Existing Senior Secured Credit Facilities”) to establish the New Senior Secured Credit Facilities consisting of:

•
a $800.0 million senior secured revolving credit facility (consisting of a $600.0 million multicurrency facility and a $200.0 million U.S. dollar facility) expiring 2024 (the “New Senior Secured Revolving Facility”);

•	a $1,275.0 million senior secured term loan A facility maturing 2024 (the “New Term Loan A-1”); and

•	a $400.0 million senior secured term loan A facility maturing 2026 (the “New Term Loan A-2”).

We refer to any debt financing (including the New Senior Secured Credit Facilities and the Notes) that we incurred to fund the Caraustar Acquisition as the “Debt Financing.” We refer to the Caraustar Acquisition and the related Debt Financing as the "Caraustar Transactions."

The unaudited pro forma condensed combined financial statements show the historical financial positions and results of operations of Greif and Paperboard and have been prepared to illustrate the effect of the Caraustar Acquisition, including pro forma adjustments related to the Caraustar Transactions, as described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information gives effect to the following:

•
application of the acquisition method of accounting under the provision of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805 "Business Combinations" ("ASC 805") to reflect the total merger consideration of $1,862.3 million (the purchase price, as adjusted);

•
the incurrence of borrowings of $1,275.0 million under the New Term Loan A-1 and borrowings of $400.0 million under the New Term Loan A-2, along with utilization of $334.0 million of the New Senior Secured Revolving Facility;

•	the refinancing of, and repayment of borrowings under, our Existing Senior Secured Credit Facilities;

•	the issuance of $500.0 million of Notes;

•	the redemption of the 2019 Senior Notes, including payment of the make whole premium in connection therewith;

•
the payment of all existing indebtedness of Paperboard, including Caraustar’s existing credit agreement dated as of May 1, 2013, as amended, and Caraustar’s existing ABL credit agreement dated as of May 1, 2013, as amended; and

•	payment of fees and expenses incurred in connection with the Caraustar Transactions.

Greif used the net proceeds from the sale of the Notes, in lieu of any borrowings under a $700 million bridge facility that had been provided by various lenders (“the Bridge Facility”), to finance a portion of the Caraustar Acquisition. As the Bridge Facility was not funded, only the immediate write-off of the costs associated with the Bridge Facility is reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of October 31, 2018 is presented as if the Caraustar Transactions occurred on October 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2018, is presented as if the Caraustar Transactions occurred on first day of the fiscal period. As Greif and Paperboard have different fiscal year-ends, the Greif statement of operations has been reflected for the year ended October 31, 2018. The Paperboard statement of operations has been reflected for the twelve-month period ended December 31, 2018. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Caraustar Transactions and, with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles of the United States of America (“US GAAP”). Under this method of accounting, Greif is the acquirer and the purchase price for Paperboard is allocated to the underlying assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill.

Certain reclassifications have been made to the historical financial statements of Paperboard to conform to the presentation in Greif’s financial statements.

The pro forma adjustments to the historical financial statements are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma financial statements. The Company believes such assumptions are reasonable under the circumstances and reflect the best currently available estimates and judgments.

In connection with the plan to integrate the operations of Greif and Paperboard, Greif anticipates that nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, will be incurred. Greif is not able to determine the timing, nature and amount of these charges as of the date of filing this Form 8-K/A. However, these charges will affect the results of operations of Greif and Paperboard, as well as those of the combined company following the completion of the Caraustar Transactions, in the period in which they are recorded. The unaudited pro forma condensed combined statements of earnings do not include the effects of the costs associated with any restructuring or integration activities resulting from the Caraustar Acquisition, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of Greif and Paperboard. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to these transactions, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments and the preliminary allocation of consideration transferred. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Caraustar Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Greif will experience after the Caraustar Transactions. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates.

The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Greif’s historical audited financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2018, filed with the Securities and Exchange Commission ("SEC") on December 20, 2018; and

•	Paperboard’s historical audited financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included as Exhibit 99.1 to this Form 8-K/A.

Greif, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended October 31, 2018

(in millions, except per share amounts)	Historical Greif for the year ended 10/31/2018	Historical Paperboard for the year ended 12/31/2018	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
Net sales	$3,873.8	$1,373.8	$(12.6)	5a	$5,235.0
Costs of products sold	3,084.9	1,107.4	(10.0)	5a	4,182.3
Gross profit	788.9	266.4	(2.6)		1,052.7
Selling, general and administrative expenses	397.9	182.2	22.6	5b	602.7
Restructuring charges	18.6	0.5	—		19.1
Non-cash asset impairment charges	8.3	—	—		8.3
(Gain) loss on disposal of properties, plants and equipment, net	(5.6)	2.2	—		(3.4)
(Gain) loss on disposal of businesses, net	(0.8)	—	—		(0.8)
Operating profit	370.5	81.5	(25.2)		426.8
Interest expense, net	51.0	73.8	19.4	5c	144.2
Pension settlement charge	1.3	—	—		1.3
Other expense (income), net	18.4	(5.4)	—		13.0
Income (loss) before income tax expense and equity earnings of unconsolidated affiliates, net	299.8	13.1	(44.6)		268.3
Income tax expense (benefit)	73.3	5.9	(11.6)	5d	67.6
Equity earnings of unconsolidated affiliates, net of tax	(3.0)	—	—		(3.0)
Net income (loss)	229.5	7.2	(33.0)		203.7
Net income attributable to noncontrolling interests	(20.1)	—	—		(20.1)
Net income attributable to Greif, Inc.	$209.4	$7.2	$(33.0)		$183.6

Basic earnings per share attributable to Greif, Inc.:
Class A common stock	$3.56			5e	$3.12
Class B common stock	$5.33			5e	$4.67
Diluted earnings per share attributed to Greif, Inc.:
Class A common stock	$3.55			5e	$3.12
Class B common stock	$5.33			5e	$4.67

Greif, Inc.
Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of October 31, 2018

(in millions)	Historical Greif as of 10/31/2018	Adjusted Historical Paperboard as of 12/31/2018 (Note 2)	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
Pro Forma Combined Balance Sheet:
ASSETS
Current assets
Cash and cash equivalents	$94.2	$8.3	$57.5	4a, 4b	$160.0
Trade accounts receivable, net	456.7	143.6	—		600.3
Inventories, net	289.5	98.4	9.3	4c	397.2
Assets held for sale	4.4	—	—		4.4
Prepaid expenses	39.8	6.4	—		46.2
Other current assets	92.1	2.4	—		94.5
	976.7	259.1	66.8		1,302.6
Long-term assets
Goodwill	776.0	263.1	596.7	4d	1,635.8
Other intangible assets, net of amortization	80.6	127.7	558.9	4e	767.2
Deferred tax assets	7.9	6.6	—		14.5
Assets held by special purpose entities	50.9	—	—		50.9
Pension assets	10.4	—	—		10.4
Other long-term assets	100.4	1.4	—		101.8
	1,026.2	398.8	1,155.6		2,580.6
Properties, plants and equipment, net	1,191.9	458.6	—	4f	1,650.5
Total assets	$3,194.8	$1,116.5	$1,222.4		$5,533.7

(in millions)	Historical Greif as of 10/31/2018	Adjusted Historical Paperboard as of 12/31/2018 (Note 2)	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$403.8	$101.2	$—		$505.0
Accrued payroll and employee benefits	114.4	20.4	—		134.8
Restructuring reserves	4.4	—	—		4.4
Current portion of long-term debt	18.8	8.6	56.4	4g	83.8
Short-term borrowings	7.3	—	—		7.3
Other current liabilities	121.5	34.5	—		156.0
	670.2	164.7	56.4		891.3
Long-term liabilities
Long-term debt	884.1	856.1	1,025.0	4h	2,765.2
Deferred tax liabilities	179.8	34.0	145.3	4i	359.1
Pension liabilities	78.0	72.2	(5.0)	4j	145.2
Postretirement benefit obligations	10.7	0.7	—		11.4
Liabilities held by special purpose entities	43.3	—	—		43.3
Contingent liabilities and environmental reserves	6.8	—	—		6.8
Mandatorily redeemable noncontrolling interests	8.6	—	—		8.6
Long-term income tax payable	46.1	—	—		46.1
Other long-term liabilities	77.5	7.5	—		85.0
	1,334.9	970.5	1,165.3		3,470.7
Commitments and Contingencies
Redeemable Noncontrolling Interests	35.5	—	—		35.5
Equity
Total Paperboard shareholders' deficit	—	(18.7)	18.7	4k	—
Total Greif, Inc. shareholders’ equity	1,107.8	—	(18.0)	4k	1,089.8
Noncontrolling interests	46.4	—	—		46.4
Total shareholders’ equity	1,154.2	(18.7)	0.7		1,136.2
Total liabilities and shareholders’ equity	$3,194.8	$1,116.5	$1,222.4		$5,533.7

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial statements show the historical financial positions and results of operations of Greif and Paperboard and have been prepared to illustrate the effect of the Caraustar Acquisition, including pro forma assumptions and adjustments related to the Caraustar Acquisition and contemporaneous financing transactions, as described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

The Caraustar Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification Topic 805, “Business Combinations”, and using the fair value concepts defined in ASC Topic 820, “Fair Value Measurements” (“ASC 820”). ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value.

The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial statements is based upon management’s preliminary estimates of the fair market value of the assets acquired and liabilities assumed in the Caraustar Acquisition. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial statements. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial statements contained herein and our future results of operations and financial position.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. At this time, to the extent they exist, management does not have sufficient information to determine the fair value of contingencies of Paperboard that have been acquired. If information becomes available which would permit management to determine the fair value of these acquired contingencies, these amounts will be adjusted in accordance with ASC 820.

The unaudited pro forma condensed combined balance sheet as of October 31, 2018 is presented as if the Caraustar Transactions occurred on October 31, 2018. The unaudited pro forma condensed combined statement of operations is presented as if the Caraustar Transactions occurred on November 1, 2017. As Greif and Paperboard have different fiscal year-ends, the Greif statement of operations has been reflected for the year ended October 31, 2018. The Paperboard statement of operations has been reflected for the year ended December 31, 2018. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Caraustar Transactions and, with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations.

As stated above, the unaudited pro forma condensed combined balance sheet gives effect to the Caraustar Acquisition as if the Caraustar Acquisition occurred on October 31, 2018. The pro forma adjustments to reflect the acquired assets and assumed liabilities of Paperboard are based on the fair value of Paperboard assets and liabilities as of December 31, 2018, which is the last day of Paperboard’s 2018 fiscal year. Given the proximity of these balance sheet dates, no adjustment was deemed necessary to align these dates in the presentation of the unaudited pro forma condensed combined balance sheet. Similarly, the unaudited historical Paperboard statement of operations information is based upon the year ending December 31, 2018. Management is not aware of any material transactions entered into by Paperboard from November 1, 2017 to December 31, 2017. All amounts presented within these notes to the unaudited pro forma condensed combined financial statements are in millions, except per share data.

Note 2 - Reclassification Adjustments

Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Certain balances were reclassified from the Paperboard audited financial statements so that their presentation would be consistent with that of the Company. These adjustments and reclassifications are based on management’s preliminary analysis. When management completes a final review as required by acquisition accounting rules, additional differences or reclassifications may be identified that, when conformed, could have a material impact on these unaudited pro forma combined financial statements.

Refer to the table below for a summary of reclassification adjustments made to present Paperboard’s consolidated balance sheet as of December 31, 2018 to conform with that of Greif:

Paperboard Parent, Inc.
Consolidated Balance Sheet
as of December 31, 2018
(in millions)

Paperboard Historical Consolidated Balance Sheet Line Items	Greif Historical Consolidated Balance Sheet Line Items	Paperboard Historical Consolidated Balance Sheet	Reclassification Adjustments	Tickmark	Paperboard Adjusted Historical Consolidated Balance Sheet
ASSETS	ASSETS
Current assets	Current assets
Cash and cash equivalents	Cash and cash equivalents	$8.3			$8.3
Receivables - net of allowances for doubtful accounts, returns, and discounts of $2.9	Trade accounts receivable, net	143.6			143.6
Inventories, net	Inventories, net	98.4			98.4
Prepaid expenses	Prepaid expenses	5.0	1.4	(i)	6.4
Prepaid income taxes		1.4	(1.4)	(i)	—
Other current assets	Other current assets	2.4			2.4
		259.1	—		259.1
Long-term assets	Long-term assets
Goodwill	Goodwill	263.1			263.1
Other intangible assets, net of amortization	Other intangible assets, net of amortization	127.7			127.7
Deferred tax assets	Deferred tax assets	6.6			6.6
Restricted cash and cash equivalents		1.4	(1.4)	(ii)	—
Other long-term assets	Other long-term assets	—	1.4	(ii)	1.4
		398.8	—		398.8
Properties, plants and equipment	Properties, plants and equipment
Land	Land	66.2			66.2
Buildings	Buildings	87.3			87.3
Machinery and equipment	Machinery and equipment	449.7			449.7
Capital projects in progress	Capital projects in progress	49.4			49.4
Total property, plant, and equipment		652.6	—		652.6
Accumulated depreciation	Accumulated depreciation	(194.0)			(194.0)
Property, plant, and equipment, net		458.6	—		458.6
Total assets	Total assets	$1,116.5	$—		$1,116.5
______________
(i)    Reclassified all prepaid income taxes to prepaid expenses to conform with Greif's presentation.

(ii)	Reclassified restricted cash and cash equivalents to other long-term assets to conform with Greif's presentation.

Paperboard Historical Consolidated Balance Sheet Line Items	Greif Historical Consolidated Balance Sheet Line Items	Paperboard Historical Consolidated Balance Sheet	Reclassification Adjustments	Tickmark	Paperboard Adjusted Historical Consolidated Balance Sheet
LIABILITIES AND SHAREHOLDERS’ EQUITY	LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	Current liabilities
Accounts payable	Accounts payable	$101.2			$101.2
Accrued payroll and employee benefits	Accrued payroll and employee benefits	20.4			20.4
Current portion of long-term debt	Current portion of long-term debt	8.6			8.6
Other current liabilities	Other current liabilities	34.5			34.5
		164.7	—		164.7
Long-term liabilities	Long-term liabilities
Long-term debt, less current maturities	Long-term debt	856.1			856.1
Deferred tax liabilities	Deferred tax liabilities	34.0			34.0
Pension liabilities	Pension liabilities	72.2			72.2
	Postretirement benefit obligations	—	0.7	(iii)	0.7
Other long-term liabilities	Other long-term liabilities	8.2	(0.7)	(iii)	7.5
		970.5	—		970.5
Total Paperboard shareholders' deficit	Total Paperboard shareholders' deficit	(18.7)			(18.7)
Total liabilities and shareholders’ equity	Total liabilities and shareholders’ equity	$1,116.5	$—		$1,116.5
______________

(iii)	Reclassified postretirement benefit obligations out of other long-term liabilities to conform with Greif's presentation.

Note 3 - Fair Value of Consideration Transferred in Connection with the Acquisition

(in millions)
Calculation of consideration	Amount	Note
Consideration paid to Paperboard shareholders, per Merger Agreement	$957.6
Cash paid for repayment of Paperboard's historical debt	888.4	(i)
Aggregate exercise price of Paperboard vested options settled as part of the Caraustar Transactions	16.3	(ii)
Preliminary fair value of estimated total merger consideration	$1,862.3
______________

(i)
All of the outstanding historical debt of Paperboard was repaid in connection with the merger. Based on the amounts of historical debt reflected as outstanding on Paperboard’s balance sheet as of December 31, 2018, a total of $888.4 million was repaid, comprised of short-term debt of $8.6 million and long-term debt of $870.9 million. In addition, accrued interest and related fees of approximately $8.9 million associated with the debt was paid in connection with such repayment.

(ii)	In connection with the merger, all outstanding Paperboard options immediately prior to the acquisition date became fully vested and were settled by Greif as prescribed by the Merger Agreement.

Note 4 - Unaudited Pro Forma Condensed Combined Statement of Financial Position Adjustments

The estimated purchase price and the allocation of the estimated purchase discussed below are preliminary. An independent third-party appraiser has performed a preliminary valuation. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Paperboard’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments may be material.

(4a)    Reflects the sources and uses of funds relating to the Caraustar Transactions as follows:

(in millions)
Description	Amount	Tickmark
Sources:
New Term Loan A-1	$1,275.0	(i)
New Term Loan A-2	400.0	(i)
Notes	500.0	(ii)
New Senior Secured Revolving Facility	334.0	(iii)
	$2,509.0
Uses:
Cash consideration paid	$(1,846.0)	(iv)
Refinancing of Existing Senior Secured Credit Facilities and 2019 Senior Notes	(531.3)	(v)
Transaction costs	(65.9)	(vi)
	$(2,443.2)
Pro forma adjustment	$65.8
______________
(i)    Greif borrowed $1,275.0 million by entering into a New Term Loan A-1 under the New Senior Secured Credit Facilities with various financial institutions and $400.0 million by entering into a New Term Loan A-2 under the New Senior Secured Credit Facilities.
(ii)    Greif issued $500.0 million of Notes in connection with the Caraustar Acquisition.
(iii)    Upon closing of the transaction, Greif borrowed $80.0 million under the $800.0 million New Senior Secured Revolving Facility, which is part of the New Senior Secured Credit Facilities. An additional $254.0 million was borrowed under the New Senior Secured Revolving Facility for redemption of the 2019 Senior Notes.
(iv)    Reflects the cash consideration paid to Paperboard’s shareholders described in Note 3.
(v)    As part of the Caraustar Acquisition, Greif prepaid on April 1, 2019, the 2019 Senior Notes and on February 11, 2019, refinanced its Existing Senior Secured Credit Facilities with the New Senior Secured Credit Facilities.
(vi)    Reflects the cash paid for transaction costs related to the Caraustar Acquisition incurred or to be incurred by Greif, including debt issuance, investment banking, attorney, consultant, independent accountant, and other external costs. A portion of the financing costs were capitalized as described in Note 4h.

(4b)    Elimination of Paperboard's cash, as the cash was not part of the consideration:

(in millions)
Adjust Cash to zero from December 31, 2018 balance:	Historical Paperboard as of 12/31/2018	Pro Forma Adjustment
Eliminate Cash and Cash Equivalents	$8.3	$(8.3)

(4c)    The fair value of finished goods and work-in-process inventory represents the estimated selling price less cost to dispose and a reasonable profit allowance for completing the selling effort.

(in millions)
Adjust inventory to fair market value per valuation:	Historical Paperboard as of 12/31/2018	Fair Value	Pro Forma Adjustment
Inventories, net	$98.4	$107.7	$9.3

(4d)    Prior to the Caraustar Acquisition, Paperboard's historical balance sheet included $263.1 million of goodwill. As a result of the Caraustar Acquisition, goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

(in millions)
Consideration	$1,862.3

Book value of net assets acquired	(18.7)
Adjusted for:
Repayment of historical Paperboard debt as of December 31, 2018	864.7
Elimination of historical Paperboard goodwill as of December 31, 2018	(263.1)
Elimination of historical Paperboard cash and cash equivalents as of December 31, 2018	(8.3)
Adjusted book value of net assets acquired:	574.6
Adjustments to:
Inventories, net	9.3
Intangibles	558.9
Deferred income tax liabilities	(145.3)
Pension liabilities	5.0
FV of assets/liabilities assumed, excluding goodwill	1,002.5
Goodwill	859.8
Historical Paperboard goodwill as of December 31, 2018	$(263.1)
Goodwill pro forma adjustment	$596.7

(4e)     The fair value of the customer relationships is determined using the "multi-period excess earnings model", which estimates value based on the excepted future excess earnings stream attributable to a particular asset. The fair value of other intangible assets is determined using the "income approach", which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectation of the cash flows an asset would generate over its remaining useful life. The fair value of the trademarks is determined using the "relief from royalties method", which uses the net present value of all forecast royalties to represent the value of the brand.

Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated after tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the inherent risk in each future cash flow stream, the assessment of each asset's life cycle, competitive trends impacting the asset and each cash flow stream, as well as other factors. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to value the intangible assets are as follows:

(in millions)
Intangible asset adjustments:	Historical Paperboard as of 12/31/2018	Fair Value	Pro Forma Adjustment
Customer relationships	$109.9	$670.0	$560.1
Other intangible assets	0.9	1.6	0.7
Trademarks	16.9	15.0	(1.9)
Total	$127.7	$686.6	$558.9

(4f)     The Company has not yet determined the fair value of property and equipment acquired, and accordingly the historical carrying value has been used in the preliminary price allocation reflected in the unaudited pro forma condensed combined statement of financial position. No adjustment was made to the unaudited pro forma condensed combined statements of income, but any difference between the fair value and the historical carrying value will have a direct impact to future earnings through depreciation expense.

(4g)     Reflects the extinguishment of the current portion of Paperboard's and Greif's long term debt and the establishment of the current portion of Greif's new long term debt.

(in millions)
Current portion of long term debt adjustments:	Amount
Proceeds
Add New Term Loan A-1 current portion of long term debt	$63.8
Add New Term Loan A-2 current portion of long term debt	20.0
$83.8
Repayments
Eliminate Paperboard's historical current portion of long term debt as of December 31, 2018	$(8.6)
Eliminate Greif's historical current portion of long term debt as of October 31, 2018	(18.8)
$(27.4)
Pro forma adjustment	$56.4

(4h)     Reflects the extinguishment of Paperboard's long term debt, Greif's Existing Senior Secured Credit Facilities and Greif's 2019 Senior Notes and the establishment of Greif's New Senior Secured Credit Facilities and new Notes.

(in millions)
Long-term debt adjustments:	Amount
Proceeds
New Term Loan A-1	$1,211.2
New Term Loan A-2	380.0
Notes	500.0
New Senior Secured Revolving Facility	334.0
Less: new deferred financing fees to be capitalized	(37.1)
$2,388.1
Repayments
Paperboard Historical Debt as of December 31, 2018
Eliminate Paperboard's historical long term debt (gross)	$(870.9)
Eliminate Paperboard's historical deferred financing fees	10.1
Eliminate Paperboard's historical discount	4.7
$(856.1)
Greif Historical Debt as of October 31, 2018
Eliminate Greif's 2019 Senior Notes	(250.0)
Eliminate Greif's 2017 credit agreement (gross; term portion)	(258.7)
Eliminate Greif's 2017 credit agreement (revolver portion)	(3.8)
Eliminate Greif's 2019 Senior Notes discount	0.9
Eliminate Greif's historical deferred financing fees	4.6
$(507.0)
Pro forma adjustment	$1,025.0

(4i)     Reflects deferred income tax liabilities resulting from preliminary fair value adjustments. The estimate of deferred tax liabilities was determined based on the book and tax basis differences of the net assets acquired using the current statutory rate of Greif of 26%. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the Company’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

(4j)     Reflects an adjustment to pension liabilities based on a preliminary fair value assessment:

(in millions)
Pension liabilities adjustments:	Historical Paperboard as of 12/31/2018	Fair Value	Pro Forma Adjustment
Pension liabilities	$72.2	$67.2	$(5.0)

(4k)     Reflects an adjustment to equity based upon the following:

(in millions)
Retained earnings adjustments:	Amount
Eliminate Paperboard's accumulated deficit as of December 31, 2018	$119.1
Eliminate Paperboard's historical minimum pension liabilities balance as of December 31, 2018	24.1
Eliminate Paperboard's historical foreign currency translation balance as of December 31, 2018	3.1
Eliminate Paperboard's historical additional paid in capital balance as of December 31, 2018	(127.6)
Removal of total Paperboard historical shareholders' deficit	$18.7
Eliminate historical Greif 2019 Senior Notes discount as of October 31, 2018	(0.9)
Eliminate historical Greif deferred financing costs as of October 31, 2018	(4.6)
Aggregate exercise price of Paperboard vested options attributable to precombination service	16.3
Estimated transaction expenses	(28.8)
Pro forma adjustment	$0.7

Note 5 - Unaudited Pro Forma Condensed Combined Statement of Income Adjustments

Refer to the items below for reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of income:

(5a)    Sales, cost of goods sold, and gross profit eliminated due to the business activity between Greif and Paperboard.

(in millions)
Intercompany Sales, Cost of Goods Sold, and profit elimination	Sales	Cost of Goods Sold	Margin
Historical Greif, Inc. sales to historical Paperboard	$(3.1)	$(2.3)	$(0.8)
Historical Paperboard sales to historical Greif, Inc.	(9.5)	(7.7)	(1.8)
Pro forma adjustments	$(12.6)	$(10.0)	$(2.6)

(5b)    The newly acquired intangible assets, which consist of customer relationships, trademarks, non-compete agreements, and leases will be amortized on a straight-line basis over their expected useful lives of 1 - 15 years. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense on Paperboard's historical intangible assets.

(in millions)
Intangible asset adjustments:	Fair Value	Estimated Useful Life (years)	Amortization Expense
Customer Relationships	$670.0	15	$44.7
Trademarks	15.0	3	5.0
Other	1.6	1	1.6
	$709.6		$51.3

Less: Paperboard historical amortization for the twelve month period ended December 31, 2018			28.7
Pro forma net adjustment to selling, general and administrative expense			$22.6

(5c)    To consummate the Caraustar Acquisition, Greif incurred approximately $2,509.0 million of new indebtedness. Based on the assumed interest rates on the Debt Financing related to the Caraustar Acquisition, the pro forma adjustment to interest expense was calculated as follows:

(in millions)	Twelve Month Period
Changes to interest expense:
Add: Estimated interest expense incurred related to Debt Financing	$120.7
Add: Estimated amortization of deferred financing costs	6.5
Less: Historical Greif interest expense incurred related to the 2019 Senior Notes, the Existing Senior Secured Credit Facilities, and the related amortization of debt cost	34.0
Less: Historical Paperboard interest expense incurred, inclusive of amortization of debt costs	73.8
Pro forma adjustment to interest expense:	$19.4

Greif estimates the weighted-average interest rate on the new indebtedness to be approximately 4.8%. A hypothetical 1/8 percent increase or decrease in the expected weighted-average interest rate, including from an increase in LIBOR, would increase or decrease interest expense on Greif's financing by approximately $3.1 million annually.

(5d)    Represents the income tax effect of the Caraustar Acquisition pro forma adjustments using an estimated statutory rate of 26%. Because the adjustments contained in this unaudited pro forma combined financial information are based on estimates, the effective tax rate will likely vary from the effective rate in periods subsequent to the Caraustar Acquisition. Adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting, and these items could be material.

(5e)    The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted average shares of Greif. The pro forma basic and diluted weighted average shares outstanding are based on the historic weighted average of Greif's shares.

(in millions, except per share amounts)	Year ended 10/31/2018
Numerator
Numerator for basic and diluted EPS –
Pro Forma net income attributable to Greif, Inc.	$183.6
Cash dividends	100.0
Undistributed net income (loss) attributable to Greif, Inc.	83.6
Denominator
Denominator for basic EPS –
Class A common stock	25.90
Class B common stock	22.00
Denominator for diluted EPS –
Class A common stock	26.00
Class B common stock	22.00
Pro Forma EPS Basic
Class A common stock	$3.12
Class B common stock	$4.67
Pro Forma EPS Diluted
Class A common stock	$3.12
Class B common stock	$4.67